Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 79 to the Registration Statement on Form N-1A of Fidelity Concord Street Trust: Fidelity Event Driven Opportunities Fund of our report dated June 16, 2016, on the financial statements and financial highlights included in the April 30, 2016 Annual Report to Shareholders of the above referenced fund(s), which is also incorporated by reference into the Registration Statement.

We also hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 79 to the Registration Statement on Form N-1A of Fidelity Concord Street Trust: Fidelity Advisor Event Driven Opportunities Fund of our report dated June 17, 2016, on the financial statements and financial highlights included in the April 30, 2016 Annual Report to Shareholders of the above referenced fund(s), which is also incorporated by reference into the Registration Statement.

We further consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts October 21, 2016